Exhibit 99.1

LQR House Strengthens Global Digital Footprint Through Strategic Collaboration With TikTok and Launches Investment-Focused Media Initiative

Board Member, Yilin Lu, Appointed President to Lead Expansion Across Digital Media and Financial Sectors

MIAMI BEACH, FL / ACCESSWIRE / August 7, 2025 / LQR House Inc. (the “Company” or “LQR House”) (NASDAQ:YHC), a niche ecommerce platform specializing in the spirits and beverage industry, today announced that its wholly owned subsidiary, YHC Online Ltd., a Hong Kong company, has entered into a strategic collaboration with TikTok. Under the agreement, YHC Online Ltd. has signed a Multi-Channel Network (MCN) agency services contract to develop, manage, and monetize creator-led content on the TikTok platform.

This agreement marks a significant milestone in LQR House’s expansion into the digital media and creator economy space. By aligning with one of the most influential platforms in global digital culture, the Company aims to accelerate revenue growth through scalable content strategies and enhanced media monetization capabilities.

The Company expects that in addition to direct monetization through TikTok, the collaboration will enable broader cross-platform campaign execution across TikTok, Meta, and Google — laying the foundation for a vertically integrated digital marketing operation that will support the Company’s future growth initiatives.

Additionally, LQR House has appointed its Board Member Yilin Lu as President of the Company. Mr. Lu, who played a central role in initiating and advancing discussions with TikTok, will now oversee global growth initiatives with a strategic focus on digital infrastructure, capital markets, and media monetization.

About LQR House Inc.

LQR House intends to become a prominent force in the wine and spirits e-commerce sector, epitomized by its flagship alcohol marketplace, cwspirits.com. This platform seamlessly delivers a diverse range of emerging, premium, and luxury spirits, wines, and champagnes from esteemed retail partners like Country Wine & Spirits. Functioning as a technology-driven hub, LQR House utilizes software, data analytics, and artificial intelligence to elevate consumer experience. CWSpirits.com stands out as the go-to destination for modern, convenience-oriented shoppers, providing a curated selection of alcohol products delivered to homes across the United States. Beyond its role in an e-commerce sector, LQR House is a marketing agency with a specialized focus on the alcohol industry. The Company measures campaign success by directly correlating it with sales on CWSpirits.com, demonstrating a return on investment. Backed by an influential network of around 460 figures in the alcohol space, LQR House strategically drives traffic to CWSpirits.com, enhancing brand visibility. LQR House intends to disrupt the traditional landscape of the alcohol industry, driven by its dedication to providing an unparalleled online purchasing experience and delivering tailored marketing solutions.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Shareholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. Forward-looking statements contained in this press release are made only as of the date of this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.  These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other reports and documents that the Company files from time to time with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the headings “Risk Factors”.  Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other reports and documents that the Company files from time to time with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

Investor and Media Contact:

info@lqrhouse.com